Exhibit 99.1

Press Release

Dell Technologies Announces Planned VMware Spin-Off

ROUND ROCK, Texas – April 14, 2021

•	Dell Technologies to spin-off its 81% equity ownership of VMware, forming two standalone public companies

•	Under terms of the planned spin-off, VMware will distribute a special cash dividend of $11.5—$12 billion to all VMware shareholders, including Dell Technologies

•	The companies will strengthen their mutually beneficial strategic relationship and continue to co-engineer solutions for customers through a commercial agreement

•	Transaction drives additional growth opportunities for Dell Technologies and unlocks significant value for stakeholders

Dell Technologies (NYSE:DELL) announces the planned spin-off of its 81% equity ownership interest in VMware (NYSE:VMW). The transaction will result in two standalone companies positioned for growth in the data era. The transaction is expected to close during the fourth quarter of calendar 2021, subject to certain conditions, including receipt of a favorable IRS private letter ruling and an opinion that the transaction will qualify as generally tax-free for Dell Technologies shareholders for U.S. federal income tax purposes.

Dell Technologies and VMware will enter into a commercial agreement that will preserve the companies’ unique and differentiated approaches to the co-development of critical solutions and alignment on sales and marketing activities. VMware will continue to use Dell Financial Services to help its customers finance their digital transformations.

“By spinning off VMware, we expect to drive additional growth opportunities for Dell Technologies as well as VMware, and unlock significant value for stakeholders,” said Michael Dell, chairman and chief executive officer, Dell Technologies. “Both companies will remain important partners, providing Dell Technologies with a differentiated advantage in how we bring solutions to customers. At the same time, Dell Technologies will continue to modernize its core infrastructure and PC businesses and embrace new opportunities through an open ecosystem to grow in hybrid and private cloud, edge and telecom.”

Upon completion of the spin-off, Michael Dell will remain chairman and chief executive officer of Dell Technologies, as well as chairman of the VMware board. Zane Rowe will remain interim CEO of VMware, and the VMware board of directors will remain unchanged.

Creating Substantial Value

After a comprehensive review of potential strategic options, both parties determined that this transaction will simplify capital structures and create additional long-term enterprise value. At the transaction closing, VMware will distribute a special cash dividend of $11.5—$12 billion to all VMware shareholders, including Dell Technologies. Based on Dell Technologies’ current 80.6% ownership in VMware, Dell Technologies would receive approximately $9.3—$9.7 billion and intends to use the net proceeds to pay down debt, positioning the company well for Investment Grade ratings.

At the transaction closing, Dell Technologies shareholders would receive approximately 0.44 shares of VMware for each share of Dell Technologies that they hold, based on shares outstanding today. The final ratio is subject to incremental dilution prior to the transaction close. VMware will shift from a multiclass to a single class share structure while Dell Technologies’ share structure remains the same.

Benefits to Dell Technologies

With an even stronger capital structure, Dell Technologies is poised to further capitalize on the rebound in infrastructure and PC spend, new cloud operating models driving as-a-Service growth, compute moving to the edge, and customers’ longer-term digital transformation initiatives. With a strong commercial agreement in place, Dell Technologies will have the ability to continue to work closely with VMware to drive innovation and preserve go-to-market synergies while generating new growth opportunities through an open ecosystem. With technology at the center of the world’s recovery, Dell Technologies is focused on:

•	Further strengthening the company’s leadership position in growing technology infrastructure and client markets

•	Expanding into new growth areas of hybrid cloud, edge, 5G, telecom and data management

•	Delivering a modern customer experience in the do-from-anywhere economy, including moving quickly toward cloud operating and consumption models under the APEX initiative

Transaction Details

The transaction is expected to close during the fourth quarter of calendar 2021, subject to certain conditions, including receipt of a favorable IRS private letter ruling and an opinion that the transaction will generally qualify as a tax-free spin-off to Dell Technologies shareholders for U.S. federal tax purposes. Immediately following, and automatically as a result of, the spin-off, each share of VMware class B common stock will automatically convert into one fully paid and non-assessable share of VMware class A common stock. All of the outstanding VMware class B common stock is held by Dell Technologies.

Additional information regarding this announcement can be found in the Form 8-K and Schedule 13D amendment filed by Dell Technologies with the United States Securities and Exchange Commission (SEC) on April 14, 2021.

Investor Call

Dell Technologies today also announced an investor call to discuss details of the transaction on April 14, 2021 at 5:00 pm Eastern Time. The call can be accessed at https://investors.delltechnologies.com/events-and-presentations/upcoming-events

About Dell Technologies

Dell Technologies (NYSE:DELL) helps organizations and individuals build their digital future and transform how they work, live and play. The company provides customers with the industry’s broadest and most innovative technology and services portfolio for the data era.

Contacts

Investors: Investor_Relations@Dell.com

Media: Media.Relations@Dell.com

Dell Technologies Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “may,” “will,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “aim,” “seek,” and similar expressions as they relate to Dell Technologies or its management are intended to identify these forward-looking statements. All statements by Dell Technologies regarding the expected timing, completion and effects of the proposed transaction and similar matters are forward-looking statements. The expectations expressed or implied in these forward-looking statements may not turn out to be correct. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Dell Technologies may not be able to complete the proposed transaction on the contemplated terms or other acceptable terms or at all because of a number of factors, including the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement governing the proposed transaction, the failure to obtain adequate financing sources for the VMware special dividend, the failure of VMware to satisfy certain rating agency criteria, the effect of the announcement of the transaction on Dell Technologies’ ability to retain and hire key personnel and maintain relationships with its customers, suppliers, operating results and business generally, and other risks, uncertainties, and other factors that could affect Dell Technologies’ results in future periods, including, but not limited to, the following: the effects of the COVID-19 pandemic; competitive pressures; Dell Technologies’ reliance on third-party suppliers for products and components, including reliance on single-source or limited-source suppliers; Dell Technologies’ ability to achieve favorable pricing from its vendors; adverse global economic conditions and instability in financial markets; Dell Technologies’ execution of its growth, business, and acquisition strategies; the success of Dell Technologies’ cost efficiency measures; Dell Technologies’ ability to manage solutions and products and services transitions in an effective manner; Dell Technologies’ ability to deliver high-quality products, software, and services; cyber-attacks or other data security incidents; Dell Technologies’ foreign operations and ability to generate substantial non-U.S. net revenue; Dell Technologies’ product, services, customer, and geographic sales mix, and seasonal sales trends; the performance of Dell Technologies’ sales channel partners; access to the capital markets by Dell Technologies or its customers; material impairment of the value of goodwill or intangible assets; weak economic conditions and the effect of additional regulation on Dell Technologies’ financial services activities; counterparty default risks; the loss by Dell Technologies of any contracts for ISG services and solutions and its ability to perform such contracts at their estimated costs; loss by Dell Technologies of government contracts; Dell Technologies’ ability to develop and protect its proprietary intellectual property or obtain licenses to intellectual property developed by others on commercially reasonable and competitive terms; disruptions in Dell Technologies’ infrastructure; Dell Technologies’ ability to hedge effectively its exposure to fluctuations in foreign currency exchange rates and interest rates; expiration of tax holidays or favorable tax rate structures, or unfavorable outcomes in tax audits and other tax compliance matters; impairment of portfolio investments; unfavorable results of legal proceedings; compliance requirements of changing environmental and safety laws or other laws; the effect of armed hostilities, terrorism, natural disasters, and public health issues; Dell Technologies’ dependence on the services of Michael Dell and key employees; Dell Technologies’ level of indebtedness; and the impact of the financial performance of VMware.

This list of risks, uncertainties, and other factors is not complete. Dell Technologies discusses some of these matters more fully, as well as certain risk factors that could affect Dell Technologies’ business, financial condition, results of operations, and prospects, in its reports filed with the SEC, including Dell Technologies’ annual report on Form 10-K for the fiscal year ended January 29, 2021, quarterly reports on Form 10-Q, and current reports on Form 8-K. These filings are available for review through the SEC’s website at www.sec.gov. Any or all forward-looking statements Dell Technologies makes may turn out to be wrong and can be affected by inaccurate assumptions Dell Technologies might make or by known or unknown risks, uncertainties, and other factors, including those identified in this press release. Accordingly, you should not place undue reliance on the forward-looking statements made in this press release, which speak only as of its date. Dell Technologies does not undertake to update, and expressly disclaims any duty to update, its forward-looking statements, whether as a result of circumstances or events that arise after the date they are made, new information, or otherwise.